Exhibit 99.1

News Release

Investor Relations Contact:	Corporate Communications Contact:
Sonia Segovia, IR Coordinator	Abbie Kendall, Principal
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6491	Tel: (503) 672-4681
Email: sonia.segovia@pdf.com	Email: abbie@akipr.com

PDF Solutions® Reports Record
Fourth Quarter and Total Year 2004 Revenue

Results Represent 8th Sequential Quarter of Revenue Growth

     SAN JOSE, Calif.—January 27, 2005—PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its fourth fiscal quarter and full fiscal year ended December 31, 2004.

     Revenue for the fourth fiscal quarter of 2004 totaled a record $18.1 million, an increase of 50%, compared with revenue of $12.1 million for the fourth fiscal quarter of 2003. On a GAAP basis, net income for the fourth fiscal quarter of 2004 totaled approximately $1.6 million, or $0.06 per diluted share, compared with a net loss of approximately $1.3 million, or $0.05 per diluted share, for the fourth fiscal quarter of 2003.

     Revenue for the full fiscal year ended December 31, 2004 totaled a record $62.3 million, an increase of 47%, compared with revenue of $42.5 million for the full fiscal year ended December 31, 2003. On a GAAP basis, net loss for the full fiscal year of 2004 totaled approximately $614,000, or $0.02 per diluted share, compared with a net loss of approximately $4.5 million, or $0.19 per diluted share, for the full fiscal year of 2003.

     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it useful to measure results using a non-GAAP measure of net income or loss, which excludes amortization of stock-based compensation and acquired intangible assets. Using this non-GAAP measure, net income for the fourth fiscal quarter of 2004 totaled $3.6 million, or

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$0.13 per diluted share, compared with non-GAAP net loss of approximately $135,000, or $0.01 per diluted share, for the fourth fiscal quarter of 2003.

     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these quarterly results. A live webcast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtm1 following the date of this release.

About PDF Solutions

PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions® is a registered trademark of PDF Solutions, Inc.

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PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (AUDITED)
(In thousands)

	December 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$45,660	$39,110
Accounts receivable, net of allowances	15,978	11,869
Prepaid expenses and other current assets	2,685	2,614
Deferred tax assets	1,586	1,808

Total current assets	65,909	55,401
Property and equipment, net	3,321	4,110
Goodwill	39,886	40,548
Intangible assets, net	15,791	22,906
Other assets	500	1,002

Total assets	$125,407	$123,967

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,023	$835
Accrued compensation and related benefits	3,209	1,952
Other accrued liabilities	2,545	1,485
Other acquisition obligations	48	1,880
Taxes payable	3,286	2,871
Deferred revenue	2,905	3,300
Billings in excess of recognized revenue	1,581	465

Total current liabilities	14,597	12,788
Long term liabilities	311	287
Deferred tax liabilities	1,701	4,340

Total liabilities	16,609	17,415

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	134,191	129,568
Treasury stock	(4,806)	—
Deferred stock-based compensation	(148)	(688)
Notes receivable from stockholders	(550)	(3,025)
Accumulated deficit	(19,975)	(19,361)
Accumulated other comprehensive income	82	54

Total stockholders’ equity	108,798	106,552

Total liabilities and stockholders’ equity	$125,407	$123,967

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PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003
Revenue:
Design-to-silicon-yield solutions	$15,300	$10,454	$54,544	$35,629
Gain share	2,751	1,615	7,802	6,897

Total revenue	18,051	12,069	62,346	42,526

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:	6,245	3,686	21,855	14,412
Amortization of acquired core technology	1,266	1,350	5,209	2,168
Research and development	5,352	5,318	20,332	18,441
Selling, general and administrative	3,987	3,739	15,207	12,459
Stock-based compensation amortization*	61	411	742	1,755
Amortization of other acquired intangible assets	235	410	1,406	547
Write-off of in-process research and development	—	—	—	800

Total costs and expenses	17,146	14,914	64,751	50,582

Income (loss) from operations	905	(2,845)	(2,405)	(8,056)
Interest and other income	234	197	675	1,195

Income (loss) before taxes	1,139	(2,648)	(1,730)	(6,861)

Tax benefit	(414)	(1,373)	(1,116)	(2,345)

Net income (loss)	$1,553	$(1,275)	$(614)	$(4,516)

Net income (loss) per share:
Basic	$0.06	$(0.05)	$(0.02)	$(0.19)

Diluted	0.06	$(0.05)	$(0.02)	$(0.19)

Weighted average common shares:
Basic	25,391	25,010	25,330	23,278

Diluted	26,975	25,010	25,330	23,278

*Stock-based compensation amortization:
Cost of design-to-silicon-yield solutions	$—	$52	$39	$345
Research and development	61	314	667	1,099
Selling, general and administrative	—	45	36	311

	$61	$411	$742	$1,755

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PDF SOLUTIONS, INC.
RECONCILIATION OF REPORTED GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	December 31,	December 31,
	2004	2003
GAAP net income (loss)	$1,553	$(1,275)
Stock-based compensation amortization	61	411
Amortization of intangibles, net of taxes	2,019	729

Non-GAAP net income (loss)	3,633	(135)

Non-GAAP net income (loss) per share — diluted	$0.13	$(0.01)

Weighted average common shares — diluted	26,975	25,010

Use of Non-GAAP Information
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), PDF also provides certain Non-GAAP financial measures that exclude certain charges as additional information relating to its operating results. PDF’s management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. PDF has also chosen to provide this information to investors to enable them to perform meaningful comparisons of PDF’s past, present and future operating results. These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. The calculations of non-GAAP financial measures have been adjusted to exclude the effects of amortization of stock-based compensation and intangibles.

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